Exhibit 10.2

OptimizeRx Corporation

2021 Equity Incentive Plan

Notice of Stock Option Grant

You (the “Optionee”) have been granted the following option (the “Option”) to purchase Common Stock of OptimizeRx Corporation (the “Company”), par value $0.001 per share (“Share”), pursuant to the OptimizeRx Corporation 2021 Equity Incentive Plan (the “Plan”):

Name of Optionee:	[Name]

Total Number of Shares Subject to Option:	[# of Shares]

Type of Option:	[ISO or NQO]

Exercise Price Per Share:	$[Price]

Date of Grant: Vesting Schedule:	[DATE] [VESTING SCHEDULE]

Expiration Date:	[DATE]

By your signature and the signature of the Company’s representative below, you and the Company agree and acknowledge that this Option is granted under and governed by the terms and conditions of the Plan and the attached Stock Option Agreement, which are incorporated herein by reference, and that you have been provided with a copy of the Plan and Stock Option Agreement.

Optionee:	OptimizeRx Corporation:

By:	By:

Name:	Name:

Title:

OptimizeRx Corporation

2021 Equity Incentive Plan

Stock Option Agreement

Section 1. Grant of Option.

(a) Option.  On the terms and conditions set forth in the Notice of Stock Option Grant (the “Grant Notice”) and this Stock Option Agreement (the “Agreement”), the Company grants to the Optionee on the Date of Grant the option (the “Option”) to purchase at the Exercise Price the number of Shares set forth in the Grant Notice. If designated in the Notice of Stock Option Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonqualified Stock Option. Further, if for any reason this Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option granted under the Plan. In no event shall the Committee, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to the Optionee (or any other person) due to the failure of the Option to qualify for any reason as an Incentive Stock Option.

(b) Plan and Defined Terms. The Option is granted pursuant to the Plan. All terms, provisions, and conditions applicable to the Option set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Grant Notice or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.

Section 2. Right to Exercise. The Option hereby granted shall be exercised by written notice to the Committee, specifying the number of Shares the Optionee desires to purchase together with provision for payment of the Exercise Price. Payment of the Exercise Price may be made by check payable to the order of the Company, for an amount in United States dollars equal to the aggregate Exercise Price of such Shares or by any other payment method described in Section 5 of the Plan. The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, applicable state or non-U.S. securities laws or any other law.

Section 3. Term and Expiration.

(a) Basic Term. Subject to earlier termination pursuant to the terms here, the Option shall expire on the expiration date set forth in the Grant Notice.

(b) Termination of Employment. Subject to Section 10(d) of the Plan, in the event of the Optionee’s Termination of Employment, the Option shall expire on the earliest of the following occasions:

(i) The expiration date set forth in the Grant Notice;

(ii) The date three months following the Optionee’s Termination of Employment for any reason other than Cause, Disability, death or, if this is a Nonqualified Stock Option, Retirement;

(iii) The date one year following the Optionee’s Termination of Employment due to Disability, death or, if this is a Nonqualified Stock Option, Retirement; or

(iv) The date of the Optionee’s Termination of Employment for Cause.

The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but, subject to the following sentence, only to the extent that the Option had become vested before the Optionee’s Termination of Employment. Subject to Section 10(d) of the Plan, when the Optionee’s employment or service terminates, this Option shall expire immediately with respect to the number of Shares for which the Option is not yet vested. If the Optionee dies after Termination of Employment, but before the expiration of the Option, all or part of this Option may be exercised (prior to expiration) by the personal representative of the Optionee or by any person who has acquired this Option directly from the Optionee by will, bequest or inheritance until the one year anniversary of the Optionee’s death, but only to the extent that the Option was vested and exercisable upon the Optionee’s Termination of Employment.

Section 4. Transferability of Option.

The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the Option shall be exercisable during the Optionee’s lifetime only by the Optionee or on his or her behalf by the Optionee’s guardian or legal representative.

Section 5. Change in Control.

Except as otherwise set forth in an Individual Agreement between the Grantee and the Company or a Subsidiary or Affiliate, Section 10 of the Plan shall govern the treatment of the Option in connection with a Change in Control.

Section 6. Miscellaneous Provisions.

(a) Acknowledgements. The Optionee hereby acknowledges that he or she has read and understands the terms of the Plan and this Agreement and agrees to be bound by their respective terms and conditions. The Optionee acknowledges that there may be tax consequences upon the exercise or transfer of the Option and that the Optionee should consult an independent tax advisor prior to any exercise of the Option.

(b) Tax Withholding.  No later than the date as of which an amount first becomes includible in the gross income of the Optionee for federal, state, local or foreign income or employment or other tax purposes with respect to the Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with Shares having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The Committee may condition the delivery of Shares upon the Optionee’s satisfaction of such withholding obligations.

(c) Notice Concerning Disqualifying Dispositions. If the Option is an Incentive Stock Option, the Optionee shall notify the Committee of any disposition of Shares issued pursuant to the exercise of the Option if the disposition constitutes a “disqualifying disposition” within the meaning of Sections 421 and 422 of the Code (or any successor provision of the Code then in effect relating to disqualifying dispositions). Such notice shall be provided by the Optionee to the Committee in writing within 10 days of any such disqualifying disposition. A disposition constitutes a “disqualifying disposition” if the disposition of the Shares acquired upon exercise of the Incentive Stock Option occurs before the second anniversary of the Date of Grant or before the first anniversary of the date the Shares were acquired by the Optionee through exercise of the Incentive Stock Option.

(d) Rights as a Stockholder. Neither the Optionee nor the Optionee’s transferee or representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Option has been exercised and Share certificates have been issued to the Optionee, transferee or representative, as the case may be.

(e) Ratification of Actions. By accepting this Agreement, the Optionee and each person claiming under or through the Optionee shall be conclusively deemed to have indicated the Optionee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Grant Notice by the Company, the Board, or the Committee.

(f) Notice. Any notice required by the terms of this Agreement shall be given in writing or in such other form as the Committee may accept. Notice in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided in writing to the Company.

(g) Choice of Law. This Agreement and the Grant Notice shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Plan, this Agreement or the Grant Notice to be governed by or construed in accordance with the substantive law of another jurisdiction.

(h) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 3(e) and Section 10 of the Plan may be made without such written agreement.

(i) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(j) References to Plan. All references to the Plan shall be deemed references to the Plan as it may be amended from time to time.

(k) Section 409A Compliance. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service and the Plan and the Award Agreement shall be interpreted accordingly.

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